UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                        March 11, 2005 (March 10, 2005)
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                           Anthracite Capital, Inc.
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            (Exact name of registrant as specified in its charter)


           Maryland                      001-13937             13-397-8906
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(State or other jurisdiction of         (Commission           (IRS Employer
         incorporation)                 File Number)        Identification No.)


        40 East 52nd Street, New York, New York           10022
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       (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code   (212) 810-3333
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                                     N/A
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        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01.   OTHER EVENTS.

On March 10, 2005, Anthracite Capital, Inc. ("Anthracite" or the "Company") announced that its Board of Directors declared a first quarter 2005 cash dividend of $0.28 per share of common stock. The common stock cash dividend will be payable on May 2, 2005 to stockholders of record on March 31, 2005. The annualized dividend yield is 9.9% based upon the $11.33 closing price of Anthracite's common stock on March 10, 2005.

The Company's Board of Directors also declared a cash dividend for the quarterly period ending April 30, 2005 of $0.5859375 per share of Series C Preferred Stock. The Series C Preferred Stock cash dividend will be payable on May 2, 2005 to stockholders of record on April 10, 2005.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1     Press Release issued by Anthracite Capital, Inc., dated March 10, 2005.


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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ANTHRACITE CAPITAL, INC.


                                         By: /s/ James J. Lillis
                                             --------------------------------
                                         Name:   James J. Lillis
                                         Title:  Chief Financial Officer

                                         Dated: March 11, 2005


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                           ANTHRACITE CAPITAL, INC.
                          CURRENT REPORT ON FORM 8-K
                 Report dated March 11, 2005 (March 10, 2005)


EXHIBIT INDEX

Exhibit No.                Description

99.1 Press Release issued by Anthracite Capital, Inc., dated March 10, 2005.




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